Exhibit 3.1

CONVEY HOLDING PARENT, INC.

Certificate of Amendment of Second Amended and Restated Certificate of Incorporation

(Pursuant to Sections 141 and 242 of the
General Corporation Law of the State of Delaware)

Convey Holding Parent, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”),

DOES HEREBY CERTIFY:

1.          The name of the corporation is Convey Holding Parent, Inc. (the “Company”). The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on June 13, 2019 under the name Cannes Holding Parent, Inc. The Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on September 4, 2019 under the name Cannes Holding Parent, Inc. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 21, 2021 to change the name of the Company to Convey Holding Parent, Inc. The Second Amended and Restated Certificate of Incorporation of the Company (the “Second Amended and Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 17, 2021.

2.          Article One of the Second Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“ARTICLE ONE

The name of the corporation is Convey Health Solutions Holdings, Inc. (the “Corporation”).”

3.          This Certificate of Amendment has been duly adopted in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law.

4.          All other provisions of the Second Amended and Restated Certificate of Incorporation shall remain in full force and effect.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by the undersigned duly authorized officer this 4th day of November, 2021.

CONVEY HOLDING PARENT, INC.,

by
/s/ Timothy Fairbanks
	Name:	Timothy Fairbanks
	Title:	Chief Financial Officer & Executive Vice President